UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2012

SKYPEOPLE FRUIT JUICE, INC.
(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, China Development Bank Tower, No. 2, Gaoxin 1st Road, Xi’an, PRC
(Address of principal executive offices)

710075
(Zip code)

86-29-88377161
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                Results of Operations and Financial Condition.

On August 29, 2012, SkyPeople Fruit Juice, Inc. (the “Company”) issued a press release with respect to its projected operational results for the fiscal year ending December 31, 2012. The Company forecasted revenue for fiscal 2012 to be in the range of $90 million to $110 million; net income attributable to SkyPeople Fruit Juice, Inc. to be in the range of $16.2 million to $22.0 million, and fully diluted earnings per share to be in the range of $0.61 to $0.83.

A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including the press release appearing in Exhibit 99.1, is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Current Report on Form 8-K, including the press release appearing in Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01                                Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.        Description

99.1                    A copy of the press release dated August 29, 2012 issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2012

SKYPEOPLE FRUIT JUICE, INC.

By: /s/ Xin Ma
      Xin Ma
      Chief Financial Officer